                                                                    Exhibit 99.1

              Consent of Person Named as About to Become a Director

Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby consents to the use of her name and to being named in the Prospectus constituting a part of this Registration Statement on Form S-3 of NRG Energy, Inc. as a person about to become a director of NRG Energy, Inc., effective April 1, 2005.

Dated: March 30, 2005


                                                /s/ Anne C. Schaumburg
                                                ----------------------
                                                Anne C. Schaumburg